EXHIBIT 10.7

salesforce.com, inc. Salesforce Tower 415 Mission Street, 3rd Floor San Francisco, CA 94105
Notice of Grant of Stock Options and Terms and Conditions of Stock Options (together, with the exhibits and appendices thereto, the “Agreement”)

FIRST_NAME: LAST_NAME:  Award Number: [Number]
[ADDRESS] Plan: 2013 Equity Incentive Plan
[ADDRESS LINE 2] ID: [ID]
[ADDRESS LINE 2]

Effective [GRANT DATE] (the “Grant Date”) you have been granted a [Nonstatutory Stock Option] to purchase [NUMBER] shares of salesforce.com, inc. (the “Company”) common stock (the “Option”) at an exercise price per share of $[XX.XX].
The total price of the Shares subject to the Option is $[XX.XX].
[Vest Date: [INSERT IF/AS APPLICABLE]]
Vesting Schedule/Expiration: Subject to any acceleration provisions contained in the Plan, the Option will vest and remain exercisable thereafter based upon the following parameters as more fully described in the Terms and Conditions of Stock Options attached hereto (subject to earlier termination as provided in paragraphs 2 and 3 of the Terms and Conditions of Stock Options):
Shares   Vest Date   Full Vest  Expiration
[#]   [On Vest Date]  [XX/XX/XX]  [XX/XX/XX]
[#]   [Monthly]  [XX/XX/XX]  [XX/XX/XX]
The Option granted hereunder (including the Vesting Schedule above) is subject to the terms and conditions of any change of control, retention and/or other agreement entered into between you and the Company (whether entered into before, on or after the Grant Date).
By signifying my acceptance below (either by my electronic signature or acceptance or by my written signature), I agree that the Option is granted under and governed by the terms and conditions of the 2013 Equity Incentive Plan (the “Plan”) and the Agreement (including this Notice of Grant of Stock Options, the Terms and Conditions of Stock Options and any exhibits or appendices thereto), all of which are attached and made a part of this package. I understand that additional important terms and conditions, including regarding vesting and forfeiture, of this Option are contained in the rest of the Agreement and in the Plan. In particular, I agree to the data privacy consent provisions included in paragraph 12 of the Terms and Conditions of Stock Options.
I agree to notify the Company upon any change in my residence address indicated above.
By clicking the “ACCEPT” button, you agree to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.”
If you prefer not to electronically sign or accept this Agreement, you may accept this Agreement by signing a paper copy of the Agreement and delivering it to Global Equity Plan Services Department.

Signature

Date

SALESFORCE.COM, INC.
STOCK OPTION AGREEMENT
TERMS AND CONDITIONS OF STOCK OPTIONS

Grant #_________
1.Grant of Option. The Company hereby grants to the individual named in the Notice of Grant (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant of Stock Options (the “Notice of Grant”), at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Agreement and the salesforce.com, Inc. 2013 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan will have the same defined meanings in this Stock Option Agreement (the “Agreement”), which includes the Notice of Grant and Terms and Conditions of Stock Option Grant and all exhibits to the Agreement.
(a) For U.S. taxpayers, the Option will be designated as either an Incentive Stock Option (“ISO”) or a Nonstatutory Stock Option (“NSO”). If designated in the Notice of Grant as an ISO, this Option is intended to qualify as an ISO under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it will be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event will the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.
(b) For non-U.S. taxpayers, the Option will be designated as an NSO.
2. Vesting Schedule. Except as otherwise provided in paragraph 4 and subject to any acceleration provisions contained in the Plan or set forth in this Agreement, the Option awarded by this Agreement will vest and be exercisable, in whole or in part, in accordance with the vesting provisions set forth in the Notice of Grant. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Agreement, unless Participant will have been continuously a Service Provider from the Grant Date until the date such vesting occurs. Notwithstanding anything in this paragraph 2 to the contrary, and except as otherwise provided by the Administrator or as required by Applicable Laws, vesting of the Option shall be suspended during any unpaid personal leave of absence other than a Company-approved sabbatical and other than military leave such that vesting shall cease on the first (1st) day of any such unpaid personal leave of absence and shall only recommence upon return to active service; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence.
3. Termination Period.
(a) Generally. The Option will be exercisable until 5:00pm local Pacific Time on the ninetieth (90th) day after the date Participant ceases to be a Service Provider for reasons other than Cause or

Participant’s death or Disability. In the event Participant ceases to be a Service Provider due to Participant’s death or Disability, the Option will be exercisable until the close of business on the one (1) year anniversary of the date Participant ceases to be a Service Provider. Participant’s status as a Service Provider shall be deemed to have terminated on account of death if Participant dies within ninety (90) days after the date Participant ceases to be a Service Provider. In the event Participant ceases to be a Service Provider due to Cause, the Option will terminate and cease to be exercisable immediately upon the date Participant ceases to be a Service Provider. For purposes of the Option, Participant’s engagement as a Service Provider will be considered terminated as of the date that Participant is no longer actively providing services to the Company or any Participating Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or engagement agreement, if any), and, unless otherwise expressly provided in this Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, (i) Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or Participant’s employment or engagement agreement, if any, unless Participant is providing bona fide services during such time), and (ii) the period (if any) during which Participant may exercise the Option after such termination of Participant’s engagement as a Service Provider will commence on the date Participant ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s employment or engagement agreement, if any; the Company shall have the discretion to determine when Participant is no longer actively providing services for purposes of the Option (including whether Participant may still be considered to be providing services while on a leave of absence).
(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if (i) Participant ceases to be a Service Provider for reasons other than as a result of Cause and (ii) the exercise of the Option within the applicable time periods set forth in paragraph 3(a) is prevented by the Section 27 of the Plan, the Option shall remain exercisable until the close of business of the ninetieth (90th) day after the date Participant is notified by the Company that the Option is exercisable, but in any event no later than the expiration of the term of the Option as set forth in the Notice of Grant.
(c) Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, if (i) Participant ceases to be a Service Provider for reasons other than as a result of Cause and (ii) a sale within the applicable time periods set forth in paragraph 3(a) of Shares acquired upon the exercise of the Option would subject Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (x) the close of business of the tenth (10th) day following the date on which a sale of such Shares by Participant would no longer be subject to such suit or (y) the expiration of the term of such Option as set forth in the Notice of Grant.
        (d) Limitations. Notwithstanding anything in Sections 3(a), (b), or (c) to the contrary, in no event may the Option be exercised after the close business on the expiration of the term of the Option as set forth in the Notice of Grant, and may be subject to earlier termination as provided in Sections 16(b) and (c) of the Plan.
4. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the

Administrator. Notwithstanding anything in the Plan, this Agreement or any other agreement (whether entered into before, on or after the Grant Date) to the contrary, the Administrator’s discretion under this paragraph 4 to accelerate the vesting of this Option may only be utilized with respect to the portion (if any) of the Option that is no longer subject to performance-based vesting, unless otherwise permitted by Section 162(m) of the Code.
5. Exercise of Option.
(a) Right to Exercise. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.
(b) Method of Exercise. This Option is exercisable in a manner and pursuant to such procedures as the Company may determine, which may include (but is not limited to) by notification to E*TRADE Financial Services, Inc. and any of its affiliated companies (“E*TRADE”), or such other stock plan service provider as may be selected by the Company in the future, or by delivery of an exercise notice to the Company, in the form attached as Exhibit C (either, the “Exercise Notice”). Any Exercise Notice must state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be accompanied by payment or instructions for payment of the aggregate Exercise Price as to all Exercised Shares. This Option will be deemed to be exercised upon receipt by the Company or any agent designated by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price (or instructions for payment thereof). This Option may not be exercised for a fraction of a Share and the Company will not issue fractional Shares upon exercise of this Option.
6. Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:
(a) cash;
(b) check;
(c) consideration received by the Company under a formal cashless exercise program (whether through a broker, net exercise program or otherwise) adopted by the Company in connection with the Plan;
(d) if Participant is a U.S. Employee, surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company; or
(e) by such other consideration as may be approved by the Administrator from time to time to the extent permitted by Applicable Laws.
7. Tax Obligations.

(a) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participating Company employing or retaining Participant (the “Employer”), the ultimate liability for Tax Obligations is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends or other distributions, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares or the proceeds from the sale of the Shares.
(b) Withholding of Taxes. Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax Obligations. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax Obligations, if any, by withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization) without further consent. Alternatively, the Company, or the Employer, or their respective agents, in their sole discretion and pursuant to such procedures as they may specify from time to time, may satisfy their withholding obligations with regard to all Tax Obligations, if any, in whole or in part (without limitation) by (i) requiring Participant to deliver cash or a check to the Company or the Employer, (ii) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer, or (iii) reducing the number of Shares otherwise deliverable to Participant; provided, however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then the Company will withhold from proceeds of the sale of Shares acquired at exercise of the Option, unless the use of such withholding method is inadvisable under Applicable Laws or has materially adverse accounting consequences, in which case, the withholding obligation for Tax Obligations, if any, may be satisfied by one or a combination of methods (i) and (ii) above. For avoidance of doubt, if Participant is a non-U.S. employee, payment of Tax Obligations may not be effectuated by surrender of other Shares with a Fair Market Value equal to the amount of any Tax Obligations. Further, depending on the withholding method, the Company or the Employer may withhold or account for Tax Obligations by considering applicable minimum statutory rates or other applicable withholding rates, including maximum applicable rates in Participant’s jurisdiction, in which case Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent; provided, however, that where the application of maximum rates would, in the Company’s determination, result in adverse accounting consequences to the Company, the Company shall withhold only amounts sufficient to meet the minimum statutory Tax Obligations required to be withheld or remitted with respect to the Option.
(c) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Grant Date, or (ii) the date one (1) year after the date of exercise, Participant will immediately notify the Company in writing of such disposition.

Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.
(d) Code Section 409A. Under Code Section 409A, an option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per Share Exercise Price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of a Share on the Grant Date (a “Discount Option”) may be considered “deferred compensation.” For a Participant who is or becomes subject to U.S. Federal income taxation, a Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share Exercise Price of this Option equals or exceeds the Fair Market Value of a Share on the Grant Date in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the Grant Date, Participant will be solely responsible for Participant’s costs related to such a determination, if any.
8. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
9. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE OPTION PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH ANY RIGHT OF PARTICIPANT OR OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
10. Nature of Grant. In accepting the Option, Participant acknowledges, understands and agrees that:
(a) the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;
(b) all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company;

(c)  Participant is voluntarily participating in the Plan;
(d) the Option and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;
(e) unless otherwise agreed with the Company, the Option and the Shares acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary or an Affiliate;
(f) the Option and Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;
(g) the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted;
(h) if the Shares underlying the Option do not increase in value, the Option will have no value;
(i) if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;
(j) unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(k)  the following provisions apply only if Participant is providing services outside the United States:
(i) the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purpose;
(ii) none of the Company, the Employer or any other Participating Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise; and
(iii) no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of Participant’s engagement as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or engagement agreement, if any).

11. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant understands that there may be adverse tax consequences as a result of Participant’s participation in the Plan, including the exercise of the Option or the disposition of the Shares subject to the Option. Participant acknowledges that he or she should consult with a tax, legal or financial consultant, that he or she has had the opportunity to consult with any such consultants that Participant deems advisable in connection with the receipt or disposition of the Shares, and that Participant is not relying on the Company for any tax advice.
12. Data Privacy. Participant hereby acknowledges that the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and any Subsidiary or Affiliate, is necessary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to E*Trade Financial Services, Inc. and its related companies (“E*TRADE”) or any stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Company, E*TRADE, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan may receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or make any other applicable data subject requests, in any case without cost, by contacting in writing his or her local human resources representative. For more information, Participant may contact his or her local human resources representative.

13. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed in care of Global Equity Plan Services Department, at salesforce.com, inc., Salesforce Tower, 415 Mission Street, 3rd Floor, San Francisco, CA 94105, or at such other address as the Company may hereafter designate in writing.
14. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.
15. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
16. Additional Conditions to Issuance of Certificates for Shares. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the purchase by, or issuance of Shares to, Participant (or his or her estate) hereunder, such purchase or issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.
17. Plan Governs. This Agreement and the Option granted hereunder are subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.
18. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
19. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company. To the extent Participant executes the Notice of Stock Option Grant by electronic means, Participant should retain a copy of his or her returned electronically signed Agreement. Participant may obtain a paper copy at any time and at the Company’s expense by requesting one from Global Equity Plan Services Department (see paragraph 13 of these Terms and Conditions).

20. Language. By accepting the Option, Participant acknowledges and represents that he or she is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English as to allow Participant to understand the terms of this Agreement and any other documents related to the Plan. If Participant has received this Agreement or any other documents related to the Plan translated into a language other than English and if the meaning of translated version is different from the English version, the English version shall control.
21. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
22. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
23. Governing Law and Venue. This Agreement will be governed by the laws of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Option is made and/or to be performed.
24. Modifications to the Agreement. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to amend this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with the Option, or if necessary to comply with any applicable laws in the jurisdiction in which Participant resides and/or is rendering services.
25. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an “Option” under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time to the extent permitted by the Plan.
26. Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Participant.
27. Legends. The Company may at any time place legends referencing restrictions imposed by any Applicable Laws on all certificates representing Shares subject to the provisions of this Agreement.
28. Country Addendum. Notwithstanding any provisions in this Agreement, the Option grant shall be subject to any special terms and conditions for Participant’s country set forth in the Country Addendum attached to this Agreement (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum, the special terms and conditions for such country will apply to Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes part of this Agreement.
29. Insider Trading and Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions, including the United States, Participant’s country and any stock plan service provider’s country, which may affect Participant’s ability to acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., the Option) or rights linked to the value of Shares during such times as Participant is considered to have material non-public information or “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before he or she possessed inside information.  Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis), and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and Participant should speak to his or her personal advisor on this matter.
30. Foreign Asset or Account and Exchange Control Reporting. Participant’s country may have certain exchange controls and foreign asset or account reporting requirements that may affect his or her ability to purchase or hold Shares under the Plan or receive cash from his or her participation in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Further, Participant may be required to repatriate proceeds acquired as a result of participating in the Plan to his or her country through a designated bank or broker or within a certain time. Participant acknowledges and agrees that it is his or her responsibility to be compliant with such regulations and understands that Participant should speak with his or her personal legal advisor for any details regarding any foreign asset or account reporting or exchange control reporting requirements in Participant’s country arising out of his or her participation in the Plan.

salesforce.com, inc. Salesforce Tower 415 Mission Street, 3rd Floor San Francisco, CA 94105
Notice of Grant of Restricted Stock Units and Terms and Conditions of Restricted Stock Units (together, with the exhibits and appendices thereto, the “Agreement”)

FIRST_NAME: LAST_NAME:  Award Number: [Number]
[ADDRESS] Plan: 2013 Equity Incentive Plan
[ADDRESS LINE 2] ID: [ID]
[ADDRESS LINE 2]

Effective [GRANT DATE] (the “Grant Date”) you have been granted an award of [NUMBER] restricted stock units (the “Award”). These units are restricted until the vest date(s), at which time you will receive shares of salesforce.com, inc. (the “Company”) common stock.
[Vesting Commencement Date: [INSERT IF/AS APPLICABLE]]
Vesting Schedule: Subject to any acceleration provisions contained in the Plan: [INSERT VESTING SCHEDULE].
The Award granted hereunder (including the Vesting Schedule above) is subject to the terms and conditions of any change of control, offer, retention and/or other agreement entered into between you and the Company (whether entered into before, on or after the Grant Date).
By signifying my acceptance below (either by my electronic signature or acceptance or by my written signature), I agree that the Award is granted under and governed by the terms and conditions of the 2013 Equity Incentive Plan (the “Plan”) and the Agreement (including this Notice of Grant of Restricted Stock Units, the Terms and Conditions of Restricted Stock Units and any exhibits or appendices thereto), all of which are attached and made a part of this package. In particular, I agree to the data privacy consent provisions included in paragraph 13 of the Terms and Conditions of Restricted Stock Units.
I agree to notify the Company upon any change in my residence address indicated above.

By clicking the “ACCEPT” button, you agree to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.”
If you prefer not to electronically sign or accept this Agreement, you may accept this Agreement by signing a paper copy of the Agreement and delivering it to Global Equity Plan Services Department.

Signature

Date

SALESFORCE.COM, INC.
RESTRICTED STOCK UNIT AGREEMENT
TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
Grant #_________
1. Grant. The Company hereby grants to the individual (the “Participant”) named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which these Terms and Conditions of Restricted Stock Units (together with the Grant Notice and attachments to each document, the “Agreement”) are attached, an Award of Restricted Stock Units upon the terms and conditions set forth in this Agreement and the salesforce.com, inc. 2013 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference.
2. Company’s Obligation to Pay. For each Restricted Stock Unit that vests, Participant will receive one Share. Unless and until the Restricted Stock Units have vested in the manner set forth in paragraphs 3 or 4, Participant will have no right to payment of such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Restricted Stock Units that vest in accordance with paragraphs 3 or 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any obligations for Tax Obligations. Payment of any vested Restricted Stock Units shall be made in whole Shares only.
3. Vesting Schedule. Except as otherwise provided in paragraph 4 of this Agreement, and subject to paragraph 6, the Restricted Stock Units awarded by this Agreement shall vest in accordance with the vesting schedule set forth in the Grant Notice, provided that Participant has continuously remained a Service Provider from the Grant Date through the relevant vesting date. Notwithstanding anything in this paragraph 3 to the contrary, and except as otherwise provided by the Administrator or as required by Applicable Law, vesting of the Restricted Stock Units shall be suspended during any unpaid personal leave of absence other than a Company-approved sabbatical and other than military leave such that vesting shall cease on the first (1st) day of any such unpaid personal leave of absence and shall only recommence upon return to active service; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence.
4. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator. Subject to the provisions of this paragraph 4, if the Administrator, in its discretion, accelerates the vesting of all or a portion of any unvested Restricted Stock Units, the payment of such accelerated Restricted Stock Units shall be made as soon as practicable upon or following the accelerated vesting date; provided, however, that if Participant is subject to a Change of Control and Retention Agreement or other agreement with or authorized by the Company (or with its Parent or one of its Subsidiaries) providing for acceleration of vesting of the Restricted Stock Units, in each case entered into prior to the Grant Date, and such agreement provides different timing of payment for such accelerated Restricted Stock Units, the timing in such agreement shall control (provided that, if Participant is a U.S. taxpayer, such timing is compliant with Section 409A or results in such accelerated Restricted Stock Units being exempt from Section 409A, and subject to any delay required below by this paragraph 4; otherwise, this paragraph 4 shall control). Notwithstanding anything in the Plan, this Agreement or any other agreement (whether entered into before, on or after the Grant Date) to the contrary, if the Administrator, in its discretion, following the Grant Date provides for the further acceleration of vesting of any of the Restricted Stock Units subject to this Award, if Participant is a U.S. taxpayer, the payment of such accelerated Restricted Stock Units may only be made at a time or times that would result in such Restricted Stock Units to be exempt from or complying with the requirements of Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Agreement only by direct and specific reference to such sentence.
Notwithstanding anything in the Plan, this Agreement or any other agreement (whether entered into before, on or after the Grant Date) to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to Participant’s estate as soon as practicable following his or her death. It is the intent of this Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable to a U.S. taxpayer under this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). For purposes of this Agreement, “Section 409A” means Section 409A of the Code, and any final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
Notwithstanding anything in the Plan, this Agreement or any other agreement (whether entered into before, on or after the Grant Date) to the contrary, the Administrator’s discretion under this paragraph 4 to accelerate the vesting of Restricted Stock Units may only be utilized with respect to Restricted Stock Units that are no longer subject to performance-based vesting, unless otherwise permitted by Section 162(m) of the Code.

5. Payment after Vesting. The payment of Shares vesting pursuant to this Agreement shall in all cases be made at a time or in a manner that is exempt from, or complies with, Section 409A, unless otherwise determined by the Administrator. The prior sentence may be superseded in a future agreement or amendment to this Agreement only by direct and specific reference to such sentence. Any Restricted Stock Units that vest in accordance with paragraph 3 will be paid to Participant (or in the event of Participant’s death, to his or her estate) as soon as practicable following the date of vesting, subject to paragraph 8. Any Restricted Stock Units that vest in accordance with paragraph 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in accordance with the provisions of such paragraph, subject to paragraph 8. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of the payment of any Restricted Stock Units payable under this Agreement.
6. Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Agreement, the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as a Service Provider for any or no reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company, and Participant’s right to acquire any Shares hereunder will immediately terminate. The date of Participant’s termination as a Service Provider is detailed in paragraph 11(h).
7. Death of Participant. Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to the administrator or executor of Participant’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
8. Tax Obligations.
(a)Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participating Company employing or retaining Participant (the “Employer”), the ultimate liability for Tax Obligations is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares.
(b)Withholding of Taxes. Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company or the Employer to satisfy all Tax Obligations. In this regard, Participant authorizes the Company and the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax Obligations, if any, by withholding from proceeds of the sale of Shares acquired at vesting of the Restricted Stock Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization) without further consent. Alternatively, the Company and the Employer, or their respective agents, in their sole discretion and pursuant to such procedures as they may specify from time to time, may satisfy their withholding obligations with regard to all Tax Obligations, if any, in whole or in part (without limitation) by (i) requiring Participant to deliver cash or a check to the Company or the Employer, (ii) withholding from Participant’s wages or other cash compensation paid to Participant by the Company or the Employer, or (iii) reducing the number of Shares otherwise deliverable to Participant; provided, however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then the Company will withhold from proceeds of the sale of Shares acquired at vesting of the Restricted Stock Units, unless the use of such withholding method is inadvisable under Applicable Laws or has materially adverse accounting consequences, in which case, the withholding obligation for Tax Obligations, if any, may be satisfied by one or a combination of methods (i) and (ii) above. For avoidance of doubt, if Participant is a non-U.S. employee, payment of Tax Obligations may not be effectuated by surrender of other Shares with a Fair Market Value equal to the amount of any Tax Obligations. Further, depending on the withholding method, the Company or the Employer may withhold or account for Tax Obligations by considering applicable minimum statutory rates or other applicable withholding rates, including maximum applicable rates in Participant’s jurisdiction, in which case Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent; provided, however, that where the application of such maximum rates would, in the Company’s determination, result in adverse accounting consequences to the Company, the Company shall withhold only amounts sufficient to meet the minimum statutory Tax Obligations required to be withheld or remitted with respect to the Restricted Stock Units.
9. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
10. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH ANY RIGHT OF PARTICIPANT OR OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
11. Nature of Grant. In accepting the grant, Participant acknowledges, understands and agrees that:
(a)the grant of the Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;
(b)all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company;
(c)Participant is voluntarily participating in the Plan;
(d)the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not intended to replace any pension rights or compensation;
(e)unless otherwise agreed with the Company, the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary or an Affiliate;

(f)the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;
(g)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted;
(h)for purposes of the Restricted Stock Units, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Participating Company (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Restricted Stock Units grant (including whether Participant may still be considered to be providing services while on a leave of absence);
(i)unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(j)the following provisions apply only if Participant is providing services outside the United States:
i. the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purpose;
ii. none of the Company, the Employer or any other Participating Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement; and
iii. no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any).
12. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant understands that there may be adverse tax consequences as a result of Participant’s participation in the Plan, including the receipt or disposition of the Shares issued as payment for the vested Restricted Stock Units. Participant acknowledges that he or she should consult with a tax, legal or financial consultant, that he or she has had the opportunity to consult with any such consultants that Participant deems advisable in connection with the receipt or disposition of the Shares, and that Participant is not relying on the Company for any tax advice.
13. Data Privacy Notice. Participant hereby acknowledges that the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer, the Company and any Participating Company, is necessary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to E*Trade Financial Services, Inc. and its related companies (“E*TRADE”) or any stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Company, E*TRADE, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan may receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or make any other applicable data subject requests, in any case without cost, by contacting in writing his or her local human resources representative. For more information, Participant may contact his or her local human resources representative.

14. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of Global Equity Plan Services Department, at salesforce.com, inc., Salesforce Tower, 415 Mission Street, 3rd Floor, San Francisco, CA 94105, or at such other address as the Company may hereafter designate in writing.
15. Grant is Not Transferable. Except to the limited extent provided in paragraph 7 above, this grant of Restricted Stock Units and the rights and privileges conferred hereby will not be sold, pledged, assigned, hypothecated, transferred or disposed of any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process, until Participant has been issued the Shares. Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
16. Restrictions on Sale of Securities. Any sale of the Shares issued under this Agreement will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other Applicable Laws.
17. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
18. Additional Conditions to Issuance of Certificates for Shares. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to the lapse of such reasonable period of time following the date of vesting of the Restricted Stock Units as the Administrator may establish from time to time for reasons of administrative convenience.
19. Plan Governs. This Agreement and the Restricted Stock Units granted hereunder are subject to all the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.
20. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
21. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company. To the extent Participant executes the Notice of Restricted Stock Unit Grant by electronic means, Participant should retain a copy of his or her returned electronically signed Agreement. Participant may obtain a paper copy at any time and at the Company’s expense by requesting one from Global Equity Plan Services Department (see paragraph 14 of these Terms and Conditions).
22. Language. By accepting the Award of Restricted Stock Units, Participant acknowledges and represents that he or she is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English as to allow Participant to understand the terms of this Agreement and any other documents related to the Plan. If Participant has received this Agreement or any other documents related to the Plan translated into a language other than English and if the meaning of translated version is different from the English version, the English version shall control.
23. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
24. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
25. Governing Law and Venue. This Agreement will be governed by, and construed in accordance with, the laws of the state of California without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.
26. Modifications to the Agreement. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to amend this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual payment of Shares pursuant to this Award of Restricted Stock Units, or if necessary to comply with any applicable laws in the jurisdiction in which Participant resides and/or is rendering services.
27. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and that he or she has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.
28. Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Participant.
29. Country Addendum. Notwithstanding any provisions in this Agreement, the Restricted Stock Unit grant shall be subject to any special terms and conditions set forth in any appendix to this Agreement for Participant’s country (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes part of this Agreement.
30. Insider Trading and Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions, including the United States, Participant’s country and any stock plan service provider’s country, which may affect Participant’s ability to acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Restricted Stock Units) or rights linked to the value of

Shares during such times as Participant is considered to have material non-public information or “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before he or she possessed inside information.  Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis), and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and Participant should speak to his or her personal advisor on this matter.
31. Foreign Asset or Account and Exchange Control Reporting. Participant’s country may have certain exchange controls and foreign asset or account reporting requirements that may affect his or her ability to purchase or hold Shares under the Plan or receive cash from his or her participation in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Further, Participant may be required to repatriate proceeds acquired as a result of participating in the Plan to his or her country through a designated bank or broker or within a certain time. Participant acknowledges and agrees that it is his or her responsibility to be compliant with such regulations and understands that Participant should speak with his or her personal legal advisor for any details regarding any foreign asset or account reporting or exchange control reporting requirements in Participant’s country arising out of his or her participation in the Plan.

salesforce.com, inc. ID: 94-3320693 Salesforce Tower 415 Mission Street, 3rd Floor San Francisco, CA 94105
Notice of Grant of Performance-Based Restricted Stock Units and Terms and Conditions of Performance-Based Restricted Stock Units (together, with the exhibits and appendices thereto, the “Agreement”)

[FIRST_NAME] [LAST NAME] [ADDRESS_LINE_1] [ADDRESS_LINE_2] [CITY] [STATE] [ZIPCODE] [COUNTRY]	Award Number: [ NUMBER]
Plan: 2013 Equity Incentive Plan
ID: [ID]
Target Number of Performance-Based Restricted Stock Units (“Target”): [Number]

Effective [GRANT DATE] (the “Grant Date”), you have been granted an award of performance-based restricted stock units (the “Award”). This Award covers the Target number of shares of salesforce.com, inc. (the “Company”) common stock shown above.
Vesting Schedule:
The performance-based restricted stock units (“PRSUs”) covered by this Award are eligible to vest in accordance with the performance-based and service-based conditions described in Exhibit A.
By signifying my acceptance below (either by my electronic signature or acceptance or by my written signature), I agree that the Award is granted under and governed by the terms and conditions of the 2013 Equity Incentive Plan (the “Plan”) and the Agreement (including this Notice of Grant of Performance-Based Restricted Stock Units, the Terms and Conditions of Performance-Based Restricted Stock Units, Exhibit A and any other exhibits or appendices to the Agreement), all of which are attached and made a part of this package. PRSUs also are known as Restricted Stock

Units under the Plan. In particular, I agree to the data privacy consent provisions included in paragraph 13 of the Terms and Conditions of Performance-Based Restricted Stock Units.
I understand that there may be adverse tax consequences as a result of my receipt or disposition of the Shares issued as payment for the vested PRSUs. The Company has urged me to consult with a tax consultant, I have had the opportunity to consult with any tax consultants that I deem advisable in connection with the receipt or disposition of the Shares, and I am not relying on the Company for any tax advice. I agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement. I agree to notify the Company upon any change in the residence address indicated for me above.
By clicking the “ACCEPT” button, you agree to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.”
If you prefer not to electronically sign or accept this Agreement, you may accept this Agreement by signing a paper copy of the Agreement and delivering it to Global Equity Plan Services Department.

Signature

Date

SALESFORCE.COM, INC.

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
TERMS AND CONDITIONS OF PERFORMANCE-BASED RESTRICTED STOCK UNITS
Grant #
1. Grant. The Company hereby grants to the individual (the “Participant”) named in the Notice of Grant of Performance-Based Restricted Stock Units (the “Grant Notice”) to which these Terms and Conditions of Performance-Based Restricted Stock Units (together with the Grant Notice and attachments to each document, the “Agreement”) are attached, an Award of Performance-Based Restricted Stock Units upon the terms and conditions set forth in this Agreement and the salesforce.com, inc. 2013 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference.
2. Company’s Obligation to Pay. For each PRSU that vests, Participant will receive one Share. Unless and until the PRSUs have vested in the manner set forth in paragraphs 3 or 4, Participant will have no right to payment of such PRSUs. Prior to actual payment of any vested PRSUs, such PRSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any PRSUs that vest in accordance with paragraphs 3 or 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares only (subject to any adjustment that may be made in the event of a Change of Control), subject to Participant satisfying any obligations for Tax Obligations.
3. Vesting Schedule. Except as otherwise provided in paragraph 4 of this Agreement, and subject to paragraph 6, the PRSUs awarded by this Agreement shall vest in accordance with the terms and conditions set forth in Exhibit A, provided that Participant has continuously remained an Employee from the Grant Date through the relevant vesting date. Notwithstanding anything in this paragraph 3 to the contrary, and except as otherwise provided by the Administrator or as required by Applicable Law, satisfaction of the service-based vesting criteria set forth in Exhibit A shall be suspended during any unpaid personal leave of absence other than a Company-approved sabbatical and other than military leave such that vesting shall cease on the first day of any such unpaid personal leave of absence and shall only recommence upon return to active service; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence.
4. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of any Eligible PRSUs at any time, subject to the terms of the Plan. If so accelerated, such Eligible PRSUs will be considered as having vested as of the date specified by the Administrator. Subject to the provisions of this paragraph 4, if the Administrator, in its discretion, accelerates the vesting of all or a portion of any unvested Eligible PRSUs, the payment of such accelerated PRSUs shall be made as soon as practicable upon or following the accelerated vesting date; provided, however, that if Participant is subject to a Change of Control and Retention Agreement or other agreement with or authorized by the Company (or with its Parent or one of its Subsidiaries) providing for acceleration of vesting of the PRSUs covered by this Award, the timing of payment for such accelerated PRSUs provided in such agreement shall control (provided that, if Participant is a U.S. taxpayer, such timing is compliant with Section 409A or results in such accelerated PRSUs being exempt from Section 409A, and subject to any delay required below by this paragraph 4). Notwithstanding anything in the Plan, this Agreement or any other agreement (whether entered into before, on or after the Grant Date) to the contrary, if the Administrator, in its discretion, following the Grant Date provides for the acceleration of vesting of any of the PRSUs subject to this Award, if Participant is a U.S. taxpayer, the payment of such accelerated PRSUs shall only be made at a time or times when such payment is exempt from or complying with the requirements of Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Agreement only by direct and specific reference to such sentence.
Notwithstanding anything in the Plan, this Agreement or any other agreement (whether entered into before, on or after the Grant Date) to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the PRSUs is accelerated in connection with Participant’s termination as an Employee (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as an Employee and (y) the payment of such accelerated PRSUs will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as an Employee, then the payment of such accelerated PRSUs will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as an Employee, unless Participant dies following his or her termination as an Employee, in which case, the PRSUs will be paid in Shares to Participant’s estate as soon as practicable following his or her death. It is the intent of this Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the PRSUs provided under this Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable to a U.S. taxpayer under this Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). For purposes of this Agreement, “Section 409A” means Section 409A of the Code, and any final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.
5. Payment after Vesting. The payment of Shares vesting pursuant to this Agreement shall in all cases be made at a time or in a manner that is exempt from, or complies with, Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Agreement only by direct and specific reference to such sentence. Any PRSUs that vest in accordance with paragraph 3 will be paid to Participant (or in the event of Participant’s death, to his or her estate) as soon as practicable following the date of vesting, subject to paragraph 8. Any PRSUs that vest in accordance with paragraph 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in accordance with the provisions of such paragraph, subject to paragraph 8. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of the payment of any PRSUs payable under this Agreement.
6. Forfeiture upon Termination of Status as an Employee. Notwithstanding any contrary provision of this Agreement, except as specifically provided in Exhibit A, the balance of the PRSUs that have not vested as of the time of Participant’s termination as an Employee for any or no reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company, and Participant’s right to acquire any such unvested Shares hereunder will immediately terminate. The date of Participant’s termination as an Employee is detailed in paragraph 11(h).

7. Death of Participant. Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to the administrator or executor of Participant’s estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
8. Tax Obligations.
(a) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participating Company employing or retaining Participant (the “Employer”), the ultimate liability for Tax Obligations is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the PRSUs, including, but not limited to, the grant, vesting or settlement of the PRSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PRSUs to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares.
(b) Withholding of Taxes. Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company or the Employer to satisfy all Tax Obligations. In this regard, Participant authorizes the Company and the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax Obligations, if any, by withholding from proceeds of the sale of Shares acquired at vesting of the PRSUs, either through a voluntary sale or through a mandatory sale arranged by the

Company (on Participant’s behalf pursuant to this authorization) without further consent. Alternatively, the Company and the Employer, or their respective agents, in their sole discretion and pursuant to such procedures as they may specify from time to time, may satisfy their withholding obligations with regard to all Tax Obligations, if any, in whole or in part (without limitation) by (i) requiring Participant to deliver cash or a check to the Company or the Employer, (ii) withholding from Participant’s wages or other cash compensation paid to Participant by the Company or the Employer, or (iii) reducing the number of Shares otherwise deliverable to Participant; provided, however, that if Participant is a Section 16 officer of the Company under the Exchange Act, then the Company will withhold from proceeds of the sale of Shares acquired at vesting of the PRSUs, unless the use of such withholding method is inadvisable under Applicable Laws or has materially adverse accounting consequences, in which case, the withholding obligation for Tax Obligations, if any, may be satisfied by one or a combination of methods (i) and (ii) above. For avoidance of doubt, if Participant is a non-U.S. employee, payment of Tax Obligations may not be effectuated by surrender of other Shares with a Fair Market Value equal to the amount of any Tax Obligations. Further, depending on the withholding method, the Company or the Employer may withhold or account for Tax Obligations by considering applicable minimum statutory rates or other applicable withholding rates, including maximum applicable rates in Participant’s jurisdiction, in which case Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent; provided, however, that where the application of such maximum rates would, in the Company’s determination, result in adverse accounting consequences to the Company, the Company shall withhold only amounts sufficient to meet the minimum statutory Tax Obligations required to be withheld or remitted with respect to the PRSUs.
9. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

10. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE SERVICE-BASED VESTING CONDITION OF THE PRSUs WILL BE SATISFIED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF PRSUs OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING CRITERIA SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH ANY RIGHT OF PARTICIPANT OR OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.
11. Nature of Grant. In accepting the grant, Participant acknowledges, understands and agrees that:
(a) the grant of the PRSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of PRSUs, or benefits in lieu of PRSUs, even if PRSUs have been granted in the past;
(b) all decisions with respect to future PRSUs or other grants, if any, will be at the sole discretion of the Company;
(c) Participant is voluntarily participating in the Plan;
(d) the PRSUs and the Shares subject to the PRSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;
(e) unless otherwise agreed with the Company, the PRSUs and the Shares subject to the PRSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary or an Affiliate;

(f) the PRSUs and the Shares subject to the PRSUs, and the income from and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;
(g) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted;
(h) for purposes of the PRSUs, Participant’s status as an Employee will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Participating Company (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant is an Employee or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, Participant’s right to vest in the PRSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is an Employee or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the PRSUs grant (including whether Participant may still be considered to be providing services while on a leave of absence);
(i) unless otherwise provided in the Plan or by the Company in its discretion, the PRSUs and the benefits evidenced by this Agreement do not create any entitlement to have the PRSUs or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(j) the following provisions apply only if Participant is providing services outside the United States:

i. the PRSUs and the Shares subject to the PRSUs are not part of normal or expected compensation or salary for any purpose;
ii. none of the Company, the Employer or any other Participating Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the PRSUs or of any amounts due to Participant pursuant to the settlement of the PRSUs or the subsequent sale of any Shares acquired upon settlement; and
iii. no claim or entitlement to compensation or damages shall arise from forfeiture of the PRSUs resulting from the termination of Participant’s status as an Employee (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is an Employee or the terms of Participant’s employment or service agreement, if any).
12. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant understands that there may be adverse tax consequences as a result of Participant’s participation in the Plan, including the receipt or disposition of the Shares issued as payment for the vested PRSUs. Participant acknowledges that he or she should consult with a tax, legal or financial consultant, that he or she has had the opportunity to consult with any such consultants that Participant deems advisable in connection with the receipt or disposition of the Shares, and that Participant is not relying on the Company for any tax advice.
13. Data Privacy Notice. Participant hereby acknowledges that the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other PRSU grant materials by and among, as applicable, the Employer, the Company and any Participating Company, is necessary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all PRSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
Participant understands that Data will be transferred to E*Trade Financial Services, Inc. and its related companies (“E*TRADE”) or any stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Company, E*TRADE, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan may receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or make any other applicable data subject requests, in any case without cost, by contacting in writing his or her local human resources representative. For more information, Participant may contact his or her local human resources representative.
14. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of Global Equity Plan Services Department, at

salesforce.com, inc., Salesforce Tower, 415 Mission Street, 3rd Floor, San Francisco, CA 94105, or at such other address as the Company may hereafter designate in writing.
15. Grant is Not Transferable. Except to the limited extent provided in paragraph 7 above, this grant of PRSUs and the rights and privileges conferred hereby will not be sold, pledged, assigned, hypothecated, transferred or disposed of any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process, until Participant has been issued the Shares. Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
16. Restrictions on Sale of Securities. Any sale of the Shares issued under this Agreement will be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other Applicable Laws.
17. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
18. Additional Conditions to Issuance of Certificates for Shares. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to the lapse of such reasonable period of time following the date of vesting of the PRSUs as the Administrator may establish from time to time for reasons of administrative convenience.
19. Plan Governs. This Agreement and the PRSUs granted hereunder are subject to all the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.
20. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any PRSUs have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
21. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to PRSUs awarded under the Plan or future PRSUs that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.
22. Language. By accepting this Award of PRSUs, Participant acknowledges and represents that he or she is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English as to allow Participant to understand the terms of this Agreement and any other documents related to the Plan. If Participant has received this Agreement or any other documents related to the Plan translated into a language other than English and if the meaning of translated version is different from the English version, the English version shall control.
23. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

24. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
25. Governing Law and Venue. This Agreement will be governed by, and construed in accordance with, the laws of the state of California without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of PRSUs or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of PRSUs is made and/or to be performed.
26. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement can be made only in an express written contract executed by a duly authorized officer of the Company, provided that any such modification that is adverse to Participant will not be effective unless Participant consents in writing to the modification. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to amend this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual payment of Shares pursuant to this Award of PRSUs, or if necessary to comply with any applicable laws in the jurisdiction in which Participant resides and/or is rendering services. In no event will the Company pay or reimburse Participant for any taxes or other costs imposed in connection with the PRSUs under Section 409A or otherwise.
27. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of PRSUs under the Plan, and that he or she has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.
28. Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Participant.
29. Country Addendum. Notwithstanding any provisions in this Agreement, the PRSU grant shall be subject to any special terms and conditions set forth in any appendix to this Agreement for Participant’s country (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes part of this Agreement.
30. Insider Trading and Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions, including the United States, Participant’s country and any stock plan service provider’s country, which may affect Participant’s ability to acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., PRSUs) or rights linked to the value of Shares during such times as Participant is considered to have material non-public information or “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before he or she possessed inside information.  Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis), and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and Participant should speak to his or her personal advisor on this matter.
31. Foreign Asset or Account and Exchange Control Reporting. Participant’s country may have certain exchange controls and foreign asset or account reporting requirements that may affect his or her ability to purchase or hold Shares under the Plan or receive cash from his or her participation in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Further, Participant may be required to repatriate proceeds acquired as a result of participating in the Plan to his or her country through a designated bank or broker or within a certain time. Participant acknowledges and agrees that it is his or her responsibility to be compliant with such regulations and understands that Participant should speak with his or her personal legal advisor for any details regarding any foreign asset or account reporting or exchange control reporting requirements in Participant’s country arising out of his or her participation in the Plan.
32. Compensation Clawback or Recovery Policy. The Administrator (or the Board or a committee of the Board, as determined by the Board), in its sole discretion, may require Participant to forfeit, return or reimburse to the Company all or a portion of his or her PRSUs and any Shares or amounts paid thereunder, in accordance with any then-effective Company compensation clawback or recovery policy, as it may be established or amended from time to time. Any such policy generally shall be intended to apply substantially equally to all officers of the Company, except as the Administrator (or the Board or a committee of the Board, as determined by the Board), in its discretion, determines is reasonably necessary or appropriate to comply with applicable laws.

SALESFORCE.COM, INC.
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
EXHIBIT A -- VESTING CONDITIONS
Performance-Based Vesting Component. The number of PRSUs that will be eligible to vest (if any) will be determined based on how the Company’s Total Shareholder Return (“TSR”) ranks in comparison to the companies that comprise the NASDAQ-100 Index as of ________(the “Index Group”). Any PRSUs that become eligible to vest upon certification of the Company’s TSR performance relative to the Index Group are referred to herein as the “Eligible PRSUs.”
TSR Relative to the Index Group. Except as provided under “Change of Control” below, the number of Eligible PRSUs (if any) will be determined based on the Company’s TSR relative to the TSRs of the Index Group during the Performance Period. The Performance Period will be the period beginning on ________ and ending on ________. The number of PRSUs that will become Eligible PRSUs (if any) will be determined by multiplying the Applicable Percentage by the Target number of PRSUs. The Applicable Percentage will be determined as follows:

Company TSR Percentile Rank within the Index Group	Applicable Percentage
Less than 30th	0%
60th	100%
99th or higher	200%
If the Company’s TSR ranks at the 60th percentile of the Index Group, 100% of the Target number of PRSUs will become Eligible PRSUs. If the TSR percentile rank achieved by the Company falls below the 60th percentile of the Index Group, the Applicable Percentage will decrease by 3 1/3% for each percentile rank below the 60th percentile. For example, if the Company’s TSR ranks at the 50th percentile of the Index Group, then the Applicable Percentage will be calculated as 100% - ((60‑50)* 3 1/3)% = 67% (66.6667%, rounded to the nearest whole number). If the Company’s TSR percentile rank relative to the Index Group is above the 60th percentile, for each percentile rank above the 60th percentile, the Applicable Percentage will increase by 2 22/39%. For example, if the Company’s TSR ranks at the 74th percentile of the Index Group, the Applicable

Percentage will be calculated as 100% + ((74‑60)* 2 22/39)% = 136% (135.8974%, rounded to the nearest whole number). If the Company’s TSR for the Performance Period is negative, the table and rules above still will be used to determine the Applicable Percentage and number of Eligible PRSUs, but in no event will the (a) Applicable Percentage exceed 100%, and (b) Eligible PRSUs exceed 100% of Target. Percentile ranks will be rounded to the nearest whole number. The number of Eligible PRSUs (if any) will be rounded down to the nearest whole Share.
For purposes of the TSR calculations, the following additional rules shall apply. TSR will be calculated as change in share price, including reinvestment of dividends (with reinvestment occurring as of the date on which the dividend is paid). The beginning and ending prices for each share (including the Company’s) will be the simple average of the closing prices for that share of stock during the ninety-calendar day period immediately preceding and ending on the relevant date (the relevant date being ________ or the last day of the Performance Period or the date of a Change of Control, as applicable). Appropriate adjustments in the TSR calculations shall be made to reflect stock dividends, splits and other transactions affecting the various shares of stock, as determined by the Administrator. Companies that are added to the NASDAQ-100 Index after the beginning of the Performance Period and companies that cease to be publicly-traded before the end of the Performance Period shall not be considered as part of the Index Group. Companies that remain publicly-traded as of the end of the Performance Period but that cease to be part of the NASDAQ-100 Index will be included in the Index Group.
All determinations regarding TSR performance and the Applicable Percentage shall be made by the Administrator in its sole discretion and all such determinations shall be final and binding on all parties. PRSUs, if any, will be deemed to have become Eligible PRSUs as of the date on which the Administrator certifies in writing the Company’s TSR percentile rank relative to the Index Group. This certification shall be made no later than ___________.
Service-Based Vesting Component. Except as provided under “Change of Control” below, in order to vest in any Eligible PRSUs, Participant must remain an Employee through __________. Assuming Participant remains an Employee through ___________, any Eligible PRSUs will vest on that date.

Change of Control. If Participant remains an Employee through the date of a Change of Control, and the Change of Control occurs before the last day of the Performance Period, the following rules will apply. Rather than being determined based on the Company’s TSR relative to the Index Group during the Performance Period, the number of Eligible PRSUs (if any) will instead be determined based on the Company’s TSR relative to the TSR of the Index Group during the period beginning on ________ and ending on the date of the Change of Control. The Administrator will certify in writing the Company’s TSR percentile rank relative to the Index Group no later than the fifth business day after the date on which the Change of Control occurs. Any PRSUs that become Eligible PRSUs under the rules of this paragraph will vest as follows. On the date on which the Administrator certifies the Company’s TSR percentile rank, a pro-rated number of the Eligible PRSUs will vest (even if Participant ceases to be an Employee after the Change of Control and before the certification date). The pro-rated number will be determined by multiplying the Eligible PRSUs (if any) by the fraction of the original three-year Performance Period that is completed as of the date of the Change of Control. The remaining Eligible PRSUs will vest in equal installments on a calendar quarter basis over the remainder of the original (three-year) Performance Period, with the final installment vesting no later than the last day of the Performance Period, subject in each case only to Participant remaining an Employee through the respective vesting date. For the avoidance of doubt, the vesting and payment treatment described above in this paragraph applies to this Award in lieu of the treatment otherwise provided in the Change of Control and Retention Agreement, between Participant and the Company (or in any amendment or replacement of, or successor to that Agreement; collectively, if and as applicable, the “CIC Agreement”) unless an amendment, replacement or successor agreement specifically references this Award and provides that it will control in lieu of the treatment described above in this paragraph. However, once a Change of Control occurs while Participant is an Employee (or during the three month period described in the following paragraph), any Eligible PRSUs that do not otherwise vest on the certification date will be eligible for accelerated vesting (on a qualifying termination of employment or otherwise) to the extent provided in an applicable CIC Agreement. In the event of a Change of Control prior to payment of any Eligible PRSUs that vest, such payment will be made in whatever form (cash, securities or other property) is applicable to a share of Company common stock that was issued and outstanding immediately prior to the Change of Control, subject to section 16(c) of the Plan.

If Participant has ceased to be an Employee, and a Change of Control occurs within the three month period after Participant ceased to be an Employee, and Participant qualifies for severance benefits under an applicable CIC Agreement (because Participant voluntarily terminated his employment with the Company for “Good Reason,” or the Company terminated Participant’s employment other than for “Cause,” and Participant signed and did not revoke the required release of claims, all as specified in an applicable CIC Agreement), the rules of the preceding paragraph will apply as if Participant had remained an Employee through the date of the Change of Control. Therefore, assuming Participant qualifies for severance benefits under the CIC Agreement, Participant will be entitled to vesting of any and all Eligible PRSUs (determined as described above) on the date of certification by the Administrator. The following example is provided solely for purposes of illustrating the effect under this Award and the CIC Agreement of a qualifying termination of employment by Participant within three months before a Change of Control. Assume that (A) a Change of Control occurs at the exact midpoint of the Performance Period; (B) one month before the Change of Control, Participant voluntarily terminated employment with the Company for “Good Reason” as defined in the CIC Agreement, Participant signed and did not revoke the release of claims specified in the CIC Agreement and qualifies for severance benefits under the CIC Agreement; and (C) on the third business day after the Change of Control, the Administrator determines that the Applicable Percentage is 150% (calculated as described in the preceding paragraph, using the exact midpoint of the Performance Period as the final date of the 90 day period used to calculate TSR). Accordingly, 150% of the Target number of PRSUs become Eligible PRSUs on the third business day after the Change of Control. On that same date, all Eligible PRSUs vest.
Termination of Employment. Except to the limited extent specifically provided in the preceding two paragraphs, if Participant ceases to be an Employee for any or no reason (including death or Disability) before Participant vests in the right to receive the Shares to be issued pursuant to this Award, the PRSUs, any Eligible PRSUs and Participant’s right to acquire any Shares hereunder will immediately terminate without any consideration being paid to Participant.